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                                                                    Exhibit 10.3
                           INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT dated as of April 13, 2001 by and between RENAISSANCE WORLDWIDE, INC., a Massachusetts corporation (the "Company"), and JOSEPH F. PESCE, an officer of the Company ("Officer").

                             W I T N E S S E T H:

     WHEREAS, the Company is expected to be asked to consider a transaction (the "Transaction") with members of its management, whereby management will seek to acquire, including by merger or by tender offer, all of the publicly held stock of the Company;

     WHEREAS, the Officer may be asked to take actions to assist the Company in completing the Transaction;

     WHEREAS, it is possible that documents will be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, disclosing information concerning the Company and actions taken in connection with the Transaction; and

     WHEREAS, the Officer and the Company each desire to establish certain contractual rights of indemnification;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. The Company shall, to the extent legally permissible, indemnify the Officer against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved, with which he may be threatened, or with respect to which he might be a witness, while in office or thereafter, by reason of his being or having been an officer of the Company (including, without limitation, as a result of actions taken or not taken by him in connection with or relating to the Transaction), except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Expenses, including counsel fees, reasonably incurred by the Officer in connection with any such action, suit or other proceeding shall be paid from time to time by the Company in advance of the final disposition thereof upon receipt of an undertaking by the Officer to repay the amounts so paid to the Company if it is ultimately determined that indemnification for such expenses is not authorized under this Agreement or otherwise. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which the Officer may be entitled.

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     SECTION 2.  Promptly after receipt by the Officer of notice of the commencement of any action, the Officer shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof but any delay or omission to so notify the Company will not relieve the Company of any liability under this Agreement except to the extent that the Company is prejudiced by such delay or omission. In case such action is brought against the Officer, and he notified the Company of the commencement thereof, the Company will be entitled to participate therein, and, to the extent that it may elect by prompt written notice to the Officer, to assume the defense thereof, provided, however, that if the defendants in any such action include both the Officer and the Company and the Officer shall have reasonably concluded that there may be legal defenses available to him which are different from or additional to those available to the Company, the Officer shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on his own behalf. Upon receipt of notice from the Company to the Officer of the Company's election so to assume the defense of such action and approval by the Officer of counsel (which approval shall not be unreasonably withheld), the Company will not be liable to the Officer under this Agreement for any legal or other expenses subsequently incurred by the Officer in connection with the defense thereof unless (i) the Officer shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence, (ii) the Company shall not have employed counsel reasonably satisfactory to the Officer to represent the Officer within a reasonable time after notice of commencement of the action, or (iii) the Company has authorized the employment of counsel for the Officer at the expense of the Company. In no event shall the Company be liable in respect of any amounts paid in settlement of any action unless the Company shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. The Company shall not settle any action without the consent of the Officer unless the settlement contains a full, unconditional release of all claims against the Officer and does not require any action by the Officer.

     SECTION 3. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAWS PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

     SECTION 4. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as a sealed instrument.

                              RENAISSANCE WORLDWIDE, INC.


                              By:       /s/ Christopher D.T. Guiffre
                                  ----------------------------------


                                        /s/ Joseph F. Pesce
                                 -----------------------------------
                                 Joseph F. Pesce

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